UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 28, 2020

GREEN PLAINS INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

001-32924	84-1652107
(Commission file number)	(IRS employer identification no.)

1811 Aksarben Drive, Omaha, Nebraska	68106
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GPRE	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

Amendment No. 4 to Rail Transportation Services Agreement

Effective December 28, 2020, in connection with the Partnership Transaction (as defined below), Green Plains Logistics LLC (“Green Plains Logistics”), a wholly owned subsidiary of Green Plains Partners LP (the “Partnership”), entered into Amendment No. 4 to the Rail Transportation Services Agreement (the “Rail Transportation Services Agreement Amendment”) with Green Plains Trade Group LLC (“Green Plains Trade”). Pursuant to the Rail Transportation Services Agreement Amendment, Green Plains Logistics agreed to a minimum capacity commitment of 73.62 million gallons with Green Plains Trade. The Rail Transportation Services Agreement Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Amendment No. 4 to Ethanol Storage and Throughput Agreement

Effective December 28, 2020, in connection with the Partnership Transaction, Green Plains Ethanol Storage LLC (“Green Plains Storage”), a wholly owned subsidiary of the Partnership, entered into Amendment No. 4 to the Ethanol Storage and Throughput Agreement (the “Storage and Throughput Agreement Amendment”) with Green Plains Trade. Pursuant to the Storage and Throughput Agreement Amendment, Green Plains Trade is obligated to throughput a minimum of 232.45 million gallons per calendar quarter (previously 235.7 million gallons per calendar quarter) of product at the Partnership’s facilities. The Storage and Throughput Agreement Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Amendment No. 4 to Operational Services and Secondment Agreement

Effective December 28, 2020, in connection with the Partnership Transaction, Green Plains Holdings LLC (“Green Plains Holdings”), a wholly owned subsidiary of the Partnership, entered into Amendment No. 4 to the Operational Services and Secondment Agreement (the “Operational Services and Secondment Agreement Amendment”) with the Company. Pursuant to the Operational Services and Secondment Agreement Amendment, the two parties agreed to the removal of locations no longer served. The Operational Services and Secondment Agreement Amendment is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 2.01Completion of Acquisition or Disposition of Assets.

Closing of Asset Purchase Agreements

As previously announced, on December 14, 2020, Green Plains Hereford LLC (“Green Plains Hereford”), a wholly owned subsidiary of Green Plains Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) among the Company, Green Plains Hereford, and Hereford Ethanol Partners, L.P. (the “Buyer”) whereby Green Plains Hereford will sell to the Buyer its ethanol plant located in Hereford, TX (the “Hereford Transaction”). Correspondingly, the Company entered into a separate asset purchase agreement with the Partnership to acquire the storage assets and assign the rail transportation assets to be disposed of in the sale to Hereford Ethanol Partners, L.P. for $10.0 million (the “Partnership Transaction”). On December 28, 2020, the Company closed on both the Partnership Transaction and Hereford Transaction.

Item 7.01. Regulation FD Disclosure.

On December 28, 2020, the Company issued a press release announcing the closure of the Partnership Transaction and the Hereford Transaction. A copy of the press release is being furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report.

Number	Description
10.1	Amendment No. 4 to Rail Transportation Services Agreement, dated December 28, 2020, by and between Green Plains Logistics LLC and Green Plains Trade Group LLC.
10.2

Amendment No. 4 to Ethanol Storage and Throughput Agreement, dated December 28, 2020, by and between Green Plains Ethanol Storage LLC and Green Plains Trade Group LLC. (The exhibits to Amendment No. 4 have been omitted. The Company will furnish such schedules to the SEC upon request).

10.3	Amendment No. 4 to Operational Services and Secondment Agreement, dated December 28, 2020, between Green Plains Inc. and Green Plains Holdings LLC.
99.1	Press Release, dated December 28, 2020.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2020	Green Plains Inc. By: /s/ G. Patrich Simpkins Jr. G. Patrich Simpkins Jr. Chief Financial Officer (Principal Financial Officer)